Exhibit 10(r)(r)

HEWLETT-PACKARD COMPANY FOREIGN EMPLOYEES STOCK APPRECIATION RIGHTS PLAN

(Amended & Restated November 21, 2002)

The following constitute the provisions of the Hewlett-Packard Company (“HP” or “Company”) Foreign Employees Stock Appreciation Rights Plan (the “Plan”):

1.               DEFINITIONS: In this plan,

(a)          “Employee Stock Option Plan” means any of the Company’s incentive stock option plans pursuant to which participating employees are offered and purchase shares of HP Common Stock, which have been registered under the Securities Act of 1933.

(b)         “Foreign Subsidiary” means any corporation which is organized and exists under the laws of a country other than the United States of America and 1) whose accounts are consolidated with the accounts of the Company for reporting purposes; or 2) which is an affiliate of HP and designated by the Committee as a “foreign subsidiary” for purposes of this Plan.

(c)          “Foreign national employee” means an employee of a foreign subsidiary who is a national of a country other than the United States of America.

(d)         “Unfavorable foreign law” means any law or governmental regulation of a country other than the United States of America which has the effect of prohibiting, restricting or inhibiting the acquisition or ownership of HP stock by a foreign national employee, or requires the payment of currency premiums with respect to the purchase of HP stock with funds supplied by a foreign national employee and his employer.

(e)          “Eligible foreign subsidiary” means a foreign subsidiary any of whose foreign national employees is subject to unfavorable foreign laws.

(f)            “Employee” means a foreign national employee of an eligible foreign subsidiary.

(g)         “Employer” means an eligible foreign subsidiary as to its employees.

(h)         “Stock appreciation right” means a right granted pursuant to Section 5 of the Plan.

(i)             “Committee” means the Human Resources and Compensation Committee of the Company.

(j)             “Common shares” means Common Shares, US $0.01 par value, of the Company.

(k)          “Fair market value” of Common Shares on any relevant date shall, for purposes of the Plan, be the mean of the highest and lowest quoted selling prices for the Common Shares as reported for New York Stock Exchange on the date on which determination of such fair market value is to be made, or if no Common Shares are traded on that date, then the reported closing price on the next preceding day on which trading was reported.

(l)             “Discounted value” means the value fixed by the Committee with respect to any stock appreciation right, which value shall be used in place of fair market value and which may represent a discount of up to 25% off of fair market value on the date the stock appreciation right is granted.

(m)       “Spread” means the excess of the fair market value (or discounted value, if applicable) of a Common Share on the date when a stock appreciation right granted pursuant to the Plan is exercised over the fair market value of a Common Share on the date when the stock appreciation right was granted under the Plan.

2.               PURPOSE.
The purpose of the Plan is to provide a means whereby foreign national employees who are subject to unfavorable foreign laws may realize the benefits intended to have been provided by granting of stock options under the Company’s Employee Stock Option Plans. The Plan is designed to foster continued cordial employee relations.

3.               PARTICIPATION IN THE PLAN.
Foreign national employees, excluding officers and directors of the Company, who are employed by an eligible foreign subsidiary, shall be eligible to participate in the Plan.

4.               ADMINISTRATION.
The Committee shall supervise and administer the Plan. All questions of interpretation of the Plan or of any stock appreciation right issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons.

The Committee shall have the authority, in its discretion to:  1) select the Employees to whom stock appreciation rights may be granted, 2) approve forms of agreement for use under the Plan, 3) determine the terms and conditions, not inconsistent with the terms of the Plan, 4) adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, 5) prescribe, amend and rescind rules and regulations relating to the Plan, 6) authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock appreciation right previously granted by the Committee, and 7) make all other determinations deemed necessary or advisable for administering the Plan and any stock appreciation right granted hereunder.

Except to the extent prohibited by applicable law or applicable rules of a stock exchange, the Board or any of its committees as shall be administering the Plan may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. The delegation may be revoked at any time.

5.               DEFINITION AND VALUATION OF STOCK APPRECIATION RIGHTS.
Stock appreciation rights shall entitle the employee to receive from the Company upon exercise of the stock appreciation rights or portion thereof, an amount equal to 100% of the spread (as defined in Section 1 above) at the time of the exercise of the stock appreciation rights, multiplied by the number of stock appreciation rights exercised.  Such amount may be paid by the Company in U.S. dollars or foreign currency equivalent.

6.               TERMS, CONDITIONS AND FORMS OF STOCK APPRECIATION RIGHTS.
Each stock appreciation right granted under this Plan shall be authorized by the action of a) the Committee; or b) the Executive Committee of the HP Board of Directors, and shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

(a)          Stock Appreciation Rights are Non-Transferable. Each stock appreciation right granted under the Plan by its terms shall not be transferable by the holder otherwise than by will or by laws of descent and distribution, and shall be exercised during the lifetime of the Employees only by him. No stock appreciation right or interest therein may be transferred, assigned, pledged or hypothecated by the holder during its lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(b)         Terms of Stock Appreciation Right. Unless a different vesting schedule is specified by the Committee at the time a stock appreciation right is granted, no stock appreciation right may be exercised before the first anniversary of the date upon which it was granted, nor may it be exercised as to more than one-fourth the number of rights covered herein before the second anniversary of the date of grant, nor may it be exercised as to more than one-half the number of rights covered herein before the third anniversary of the date of grant, nor may it be exercised as to more than three-fourths the number of rights covered herein before the fourth anniversary of the date of grant. Stock appreciation rights will expire ten (10) years from the grant date unless sooner terminated or cancelled in accordance with the provisions of the Plan. In the event of the Employee’s death, all unexpired stock appreciation rights shall become immediately exercisable in full by the Employee’s beneficiary designated in accordance with Section 6 (d).

(c)          Exercise of Stock Appreciation Rights. The holder of  a stock appreciation right may exercise the same by (1) filing with the Secretary of the Company a written election specifying the stock appreciation rights or portion thereof to be exercised and (2) surrendering such stock appreciation rights for cancellation or partial cancellation, as the case may be. The stock appreciation right shall be deemed to have been exercised on the date on which the holder completed all acts required of him by this paragraph to exercise the stock appreciation right.

(d)         Termination of Stock Appreciation Rights. All rights of an employee in a stock appreciation right, to the extent that it has not been exercised, shall terminate upon the death of the Employee (except as herein after provided), or the termination of his employment for any reason other than retirement because of age or total and permanent disability, and in case of such retirement three (3) years from the date thereof or upon expiration of the stock appreciation right, whichever shall first occur; provided, however, that the employee by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of his stock appreciation rights. In the event that the Employee does not designate a beneficiary, the stock appreciation rights may be exercised in accordance with his will or, in the absence of a will, in accordance with applicable law governing intestate succession. The person or persons so designated or so empowered must exercise any portion of the stock appreciation rights, within one (1) year after the death of employee, and such exercise shall be subject to the provisions of this Plan.

(e)          Conversion of Existing Option; Grant Date. The Committee may authorize the conversion of existing stock options held by an Employee into stock appreciation rights. Any such grant of stock appreciation rights shall be subject to the surrender for cancellation of said stock options. Stock appreciation rights granted in substitution for existing stock options shall be deemed to have the same grant date, term, and vesting as the cancelled stock option.

(f)            Conversion of Existing Stock Appreciation Rights; Grant Date. The Committee may authorize the conversion of existing stock appreciation rights held by an Employee into stock options. Any such substitution of stock options for stock appreciation rights shall be subject to the surrender for cancellation of such stock appreciation rights. Stock options substituted for existing stock appreciation rights shall be deemed to have the same grant date, term, and vesting as the cancelled stock appreciation rights.  Such stock options will be governed by the respective Employee Stock Option Plan.

(g)         Buyout Provisions. At any time, the Committee may, but shall not be required to, authorize the Company to offer to buy out for a payment in cash or Common Shares a stock appreciation right previously granted based on such terms and conditions as the Committee shall establish and communicate to the holder of such stock appreciation rights in connection with such offer.

7.               LIMITATION OF RIGHTS.
Nothing in the Plan shall be construed to give any eligible employee any right to be granted a stock appreciation right. Neither the Plan nor the granting of a stock appreciation right nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or any foreign subsidiary will employ the holder of a stock appreciation right for any period of time or in any position or at any particular rate of compensation. The holder of stock appreciation right shall have no rights as a stockholder with respect to his stock appreciation right.

8.               CHANGES IN PRESENT COMMON SHARES.
In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock splits or other change in the corporate structure or capitalization affecting the Company’s present Common Shares, appropriate adjustment shall be made by the Board of Directors of the Company in the number of stock appreciation rights granted hereunder and their valuation.

In the event there is a change of control of the Company, as determined by the Board of Directors of the Company, the Board of Directors of the Company may, in its discretion, 1) provide for the assumption or substitution of, or adjustment to, each outstanding stock appreciation right; 2) accelerate the vesting of such stock appreciation right; and 3) provide for the cancellation of stock appreciation rights for a cash payment.

9.               AMENDMENT, SUSPENSION OR TERMINATION OF STOCK APPRECIATION RIGHTS.
The Committee may at any time amend, suspend or terminate the Plan and any stock appreciation rights theretofore granted under the Plan. In addition, stock appreciation rights shall terminate and may no longer be exercised upon any termination date specified by the Committee at the time of grant of such stock appreciation rights.

10.         EFFECTIVE DATE OF THE PLAN.
The Plan shall take effect on the date of adoption by the Committee. Stock appreciation rights may be granted under the Plan at any time after the adoption of the Plan and prior to the termination of the Plan.

11.         GENDER.
Wheresoever used in this Plan, the masculine gender shall be deemed to include the feminine.